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                                                                  EXHIBIT (a)(5)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                               DEVX ENERGY, INC.
                                       AT

                              $7.32 NET PER SHARE

                                       BY

                           COMSTOCK ACQUISITION INC.,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                            COMSTOCK RESOURCES, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON THURSDAY, DECEMBER 13, 2001, UNLESS THE OFFER IS EXTENDED.

                                                               November 15, 2001

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated November 15, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Comstock Acquisition Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Comstock Holdings, Inc., a Delaware corporation, which, in turn, is a wholly owned subsidiary of Comstock Resources, Inc., a Nevada corporation, to purchase all the issued and outstanding shares of common stock, par value $0.234 per share ("Shares"), of DevX Energy, Inc., a Delaware corporation ("DevX"), for $7.32 per Share (such amount, or any greater amount per Share paid pursuant to the Offer, being the "Per Share Amount"), net to the seller in cash, without interest, upon the terms and subject to the conditions described in the Offer to Purchase and in the related Letter of Transmittal.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENDORSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $7.32 per Share, net to you in cash, without interest.

          2. The Offer is being made for all the issued and outstanding Shares.

          3. The Board of Directors of DevX has determined that the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger (as defined in the Offer to Purchase), are fair to, and in the best interest of, the holders of Shares, has approved, adopted and declared advisable the Merger Agreement and the transactions contemplated
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     thereby, including the Offer and the Merger, and has resolved to recommend that the holders of Shares accept the Offer and tender their Shares pursuant to the Offer.

          4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, Thursday, December 13, 2001, unless the Offer is extended.

          5. The Offer is conditioned upon, among other things, there having been validly tendered and not withdrawn prior to the expiration of the Offer at least 50% of the number of then outstanding Shares (including all Shares issuable upon the exercise of Outstanding Options or Outstanding Warrants (as each such term is defined in the Offer to Purchase), each as of the business day preceding the Initial Expiration Date (as defined in the Offer to Purchase)) plus one Share. The Offer is also subject to certain other conditions contained in the Offer to Purchase. See "Section
     1. Terms of the Offer; Expiration Date" and "Section 14. Certain Conditions of the Offer" of the Offer to Purchase, which set forth in full the conditions to the Offer.

          6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer or the acceptance of Shares pursuant thereto is prohibited by any administrative or judicial action or by any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                               DEVX ENERGY, INC.
                                       BY
                           COMSTOCK ACQUISITION INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated November 15, 2001 and the related Letter of Transmittal (which, together with the Offer to Purchaser and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Comstock Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Comstock Holdings, Inc., a Delaware corporation, which, in turn, is a wholly owned subsidiary of Comstock Resources, Inc., a Nevada corporation, to purchase all the issued and outstanding shares of common stock, par value $0.234 per share ("Shares"), of DevX Energy, Inc., a Delaware corporation, for $7.32 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions described in the Offer to Purchase and related Letter of Transmittal.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions described in the Offer.

Number of Shares to be Tendered*: ----------------------------------------------

Date:
     --------------------------------------------------------------------, 200
                                                                              --

Signature(s):
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Please type or print name

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Please type or print address

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Area Code and Telephone Number

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Taxpayer Identification Number or Social Security Number

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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